EXHIBIT 10.14


                                    GUARANTEE


      THIS INDENTURE made the 10th day of September, 1998 between the within named KILMORE DEVELOPMENTS LIMITED (hereinafter called the "Lessor" which expression shall include its successors and assigns) of the one part, and BENCHMARK ELECTRONICS INC. of 3000 Technology Drive, Angleton, Texas, 77515, United States of America of the other part.


W I T N E S S E T H THAT:

      In consideration of the within named Lessor having agreed at our request to accept the within named Lessee as Lessee upon the terms of the within written Indenture, we guarantee the payment by the within named Lessee to the within named Lessor of the rent (including any increases thereof payable under the within Indenture and all other monies whatsoever payable by the within named Lessee to the within named Lessor under the within Indenture and the performance and observance by the within named Lessee of the covenants and conditions stipulations and agreements on its part contained in the within Indenture upon the following terms:

I. If the within named Lessee shall make any default in payment of the rent payable under the within Indenture (including any increases thereof) or of any part thereof or any other monies whatsoever payable by the within named Lessee under the within Indenture for the space of one month, we shall, upon a written request by the within named Lessor, pay forthwith such sum or sums;

II. If the within named Lessee shall make any default in the observance or performance of any of the covenants, conditions, agreements or stipulations on its part contained in the within Indenture, we will pay to the within named Lessor all losses, damages, expenses, charges and costs which the within named Lessor shall be entitled to recover by reason of such default to the extent to which the within named Lessor shall be unable to recover them from the within named Lessee, together with all costs, expenses and charges incurred by the Lessor in any way in connection with this Guarantee or the enforcement or discharge of our obligations hereunder, including such costs, expenses and any charges incurred by the Lessor in the enforcement of any judgment either in this or any other jurisdiction.

III. This Guarantee shall continue for as long as the term created by the within Indenture is vested in the within named Lessee and shall extend to the acts and defaults of the within named Lessee during the said term and during the said term shall not be revocable or discharged by the liquidation of us or by the liquidation of the within named Lessee.



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PROVIDED ALWAYS and it is hereby agreed and declared that any neglect or forbearance on the part of the within named Lessor in endeavoring to obtain payment of the said rent and any increases thereof or other monies when the same shall become due and payable by the within named Lessee to the within named Lessor under the within Indenture, or to enforce the performance and observance of the said covenants and conditions, stipulations and agreements to be observed and performed by the within named Lessee in respect thereof or any license, consent or permission which may be granted by the within named Lessor to the within named Lessee, or any compromise or arrangement made by the within named Lessor with the within named Lessee shall not release or exonerate or in any way affect the liability of us to the within named Lessor or prejudice the rights or remedies of the within named Lessor under this Guarantee.

IV. If the within named Lessee being a Company shall go into liquidation, whether voluntary or compulsory (except for the purpose of amalgamation or reconstruction), or being an individual shall become bankrupt and the Liquidator or Official Assignee or Trustee in Bankruptcy shall disclaim the within Indenture and the within named Lessor shall serve notice in writing on us pursuant to this clause within three (3) months from the date of such disclaimer, we shall, at our expense, forthwith accept from the within named Lessor a Lease (hereinafter called the "New Lease") of the demised premises and execute a counterpart thereof for a term commencing on the date of such disclaimer and continuing during the residue of the term created by the within Indenture, such new Lease to contain the like Lessee's and Lessor's covenants respectively and the like provisos and conditions in all respects (including the proviso for re-entry) as are contained in the within Indenture, but such new Lease shall be without prejudice to all liability of us under this Guarantee up to the date of such disclaimer.

APPLICABLE LAW

This Guarantee and all relationships created thereby shall in all respects be governed by and construed and interpreted in accordance with the Laws of Ireland.

JURISDICTION

The Courts of Ireland shall have jurisdiction over any action to enforce the Lessor's rights under this Guarantee and in respect of all disputes arising under this Guarantee, and for that purpose Benchmark Electronics Inc. hereby submits to the jurisdiction of the Courts of Ireland and agrees that all summonses, notices or processes required to be served upon it for the purposes of such action or any other legal proceedings shall be deemed to be properly served if addressed and delivered to them care of Arthur Cox Solicitors, Arthur Cox Building, Earisfort Terrace, Dublin 2, who Benchmark Electronics Inc. irrevocably appoints as agents for acceptance of service of all such documents.


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WAIVER

We hereby waive any right to require the Lessor to proceed against the Lessee or to pursue any other remedy whatsoever which may be available to the Lessor before proceeding against us.

NOTICES

Any Demand or Notice required to be made, given to or served on us under this Guarantee is duly and validly made, given or served if addressed to us and delivered personally or sent by prepaid Registered or Recorded Delivery post or sent by telegraphic facsimile transmission addressed to our registered office or to our last known address or place of business in Ireland or to Arthur Cox Solicitors, Arthur Cox Building, Earlsfort Terrace, Dublin 2, whom we irrevocably appoint as our agent for acceptance of service of any such Demand or Notice.

PRESENT when the Common Seal of
BENCHMARK ELECTRONICS INC.
WAS AFFIXED HERETO:


     /s/ DONALD E. NIGBOR


     /s/ CARY FU



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